DEFINITIVE PURCHASE AGREEMENT

                  AGREEMENT, made this 2nd day of January 1998, by and between MANCHESTER EQUIPMENT CO., INC., a Corporation organized and existing under and by virtue of the laws of the State of New York, with a principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 (hereinafter referred to as the "Purchaser or Manchester"), BRUCE C. CLASING, an individual residing at 1508 Ivy Hill Road, Cockeysville, Maryland 21030, and HAROLD B. CLASING, an individual residing at 20508 York Road, Parkton, Maryland 21120, (hereinafter referred to as the "Seller" or "Sellers" and/or "Shareholder", or "Shareholders"), COASTAL OFFICE PRODUCTS, INC., a Corporation organized and existing under the laws of the State of Maryland, with a principal place of business at 3832 Falls Road, Baltimore, Maryland 21211 (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company is the owner and operator of a computer sales, service and repair business conducted at 3832 Falls Road, Baltimore, Maryland 21211 and the Seller and/or shareholder are the sole stockholders, directors, and chief executive officers in the Company, and as such they represent that they hold such capital stock without charge or lien against it, and
         WHEREAS, the Sellers and/or Shareholders have made certain representations and warranties as to the "Company Assets" and "Company Liabilities" as more particularly defined in the within Agreement or Schedules annexed thereto, and

         WHEREAS, the Purchaser desires to purchase one hundred (100%) percent of the right, title and interest of the Seller Shareholder in the capital stock of the Company.

                  NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, receipt of which is hereby acknowledged, and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     Definitions: The following terms shall have the meaning hereby assigned in this Agreement as well as any other Agreement which is collateral hereto:

         "Assets" means all right, title, and interest in and to all of the assets of Coastal or the Company as set forth on Exhibit "A", including all of its (a) real property, leaseholds and sub-lease holds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, Inventory), (c) intellectual property, goodwill associated therewith, the trade name including "Coastal Office Products, Inc.", licenses and sub-licenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, sub-leases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, security interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) securities, if any, (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (k) any cash, including a certain money market deposit account having a present principal value of Three Hundred Seventy-eight Thousand, One hundred ninety-one and 34/100 ($378,230.45) Dollars, (l) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identifications numbers, seals, minute books, stock transfer books, blank stock certificates,, and other documents relating to the organization, maintenance, and existence of the Company as a corporation;
(m) any of the rights of the Company under this Agreement.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, charges, complaints, claims, judgments, orders, decrees, rulings, damages, penalties, fines, costs, obligations, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Closing Date Financial Statements.

     "Closing" has the meaning set forth in Paragraph "THIRD" below.

     "Closing Date" has the meaning set forth in Paragraph "THIRD" below.

     "Closing Date Financial Statements" means the financial statements of the Company to be prepared by the Company at its cost reflecting the financial condition of the Company as of the day prior to the Closing Date, prepared in accordance with GAAP and in accordance with the Company's previous financial statements and to be delivered to the Parties within ninety
(90) days of the Closing Date and accepted by the Parties in writing. In the event of a dispute regarding the Closing Date Financial Statements which cannot be resolved by the Parties within fifteen (15) days of delivery of the Closing Date Financial Statements, the Closing Date Financial Statements shall be reviewed by the Jericho, New York office of KPMG Peat Marwick, which costs of review shall be split equally by the Sellers and the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any confidential business information concerning the businesses and affairs of the Company that is not already generally available to the public.

     "Contingent Payments" has the meaning set forth on Paragraph "SECOND" (B) below.

     "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

     "Employee Benefit Plan" means the Coastal Office Products, Inc. Profit Sharing Plan and the Comprehensive Standard Health Benefit Plan, Preferred Provider Plan for Coastal Office Products, Inc. administered by Blue Cross and Blue Shield of Maryland, Inc.

     "Employee  Pension  Benefit  Plan" has the  meaning set forth in ERISA Sec.
3(2)

     "Employee  Welfare  Benefit  Plan" has the  meaning set forth in ERISA Sec.
3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Indemnified Party" has the meaning set forth in the Indemnity Agreements annexed hereto.

     "Indemnifying Party" has the meaning set forth in the Indemnity Agreements annexed hereto.

     "Intellectual Property" means (a) all inventions, (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all re-issuance, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Inventory" means all goods in process and finished goods, manufactured and purchased parts and supplies and other items deemed inventory in accordance with GAAP in the operation of the Company's business.

         "Knowledge" means actual knowledge after reasonable investigation.

     "Liabilities" means (a) all Liabilities of Coastal or the Company as recorded on the November 30, 1997 balance sheet, and as adjusted for the passage of time through the Closing Date in accordance with past custom and practice and in the ordinary course of business of the Company and to be recorded on the Closing Date Financial Statements, and subject to the representations and warranties of Seller and the Company herein, (b) all obligations of the Company under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing of (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, (c) any Liability of the Company for unpaid Taxes for the Company's fiscal year ending December 31, 1997, and for periods prior to the Closing which were not due and payable prior to Closing, (d) any Liability or obligation under any insurance policy, health or medical or life insurance plan of the Company in effect as of the Closing Date, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter documents, bylaw, agreement, or otherwise, any Liability of the Company for costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby, any Liability or obligation of the Company under this Agreement, any Liability or obligation of the Company, the Employee Benefit Plan, any Liability resulting from any breach of contract, breach of warranty, tort infringement or violation of law.

     "Liability" means any liability (whether known or unknown, whether asserted or un-asserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Manchester Options" means the options to acquire shares of Manchester delivered to Sellers in accordance with the employment agreements substantially in the form annexed hereto.

     "Multi-employer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "Non Contingent Price" has the meaning set forth in Paragraph "SECOND" (A) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency), excluded therefrom is the transaction contemplated by the within Agreement.

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Pre-Tax Profit" shall be that meaning as set forth in and by the "Employment Agreement" Paragraph "SEVENTH", which is annexed hereto as an Exhibit hereof.

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Purchase Price" has the meaning set forth in Paragraph "SECOND" below.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, material men's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any Schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Paragraph "EIGHTH" (d) below.

FIRST: SALE OF STOCK- The Sellers agree to sell, transfer and assign one hundred (100%) percent of the issued outstanding capital stock of the Company; to wit: One Thousand (1,000) shares, pursuant to the terms and conditions hereinafter set forth.

SECOND: PURCHASE PRICE- The Purchaser agrees to buy all of the issued and outstanding shares of the capital stock of Seller constituting one hundred (100%) percent of all the issued and outstanding stock in the Company, for a price of $4,661,524.60 subject to the conditions for "Contingent Payments" in favor of the Sellers or Purchaser respectively in accordance with the following terms and conditions except as modified by Paragraph "NINTH" of that certain "Employment Agreement" which is an Exhibit hereto:

         A)       NON-CONTINGENT PAYMENTS:

     1) $3,061,563.70 in cash payable by wire transfer, pursuant to Seller's written instructions effected on January 5, 1998.

         B)       CONTINGENT PAYMENTS:
                  1) $800,000.00 in cash due and payable in a lump sum on or before March 15, 1999, contingent upon the Company achieving FYE98 projections of $10 Million gross in revenues and $1.3 Million in pre-tax profits ("the FYE 98 projections").
                  2) $800,000.00 in cash due and payable in a lump sum on or before March 15, 2000, contingent upon the Company achieving FYE99 projections of $11.7 Million in gross revenues and $1.5 Million in pre-tax profits ("the FYE 99 projections").
                  3) The contingent payments due and payable on March 15, 1999 and March 15, 2000 will be subject to the following conditions:

     a) i. The contingent payment for fiscal year 1998 will be made in full if the gross revenue and pretax profit for fiscal year 1998 meet or exceed the FYE 98 projections.

          ii. The contingent payment for fiscal year 1999 will be made in full if the gross revenue and pretax profit for fiscal year 1999 meet or exceed the FYE 99 projections.

     b) i. The contingent payment for fiscal year 1998 will be reduced by forty (40%) percent in the event gross revenue or pretax profit for the fiscal year 1998 is between ninety (90%) percent and ninety-nine and 9/10 (99.9%) percent of the FYE 98 projections.

           ii. The contingent payment for fiscal year 1999 will be reduced by forty (40%) percent in the event gross revenue or pretax profit for the fiscal year 1999 is between ninety (90%) percent and ninety-nine and 9/10 (99.9%) percent of the FYE 99 projections.

   c)       i.      The contingent payment for fiscal year 1998 will be reduced by sixty (60%) percent in the event gross revenue or pretax profit for the fiscal year 1998 is between eighty-five (85%) percent and eighty-nine and 9/10 (89.9%) percent of the FYE 98 projections.

             ii. The contingent payment for fiscal year 1999 will be reduced by sixty (60%) percent in the event gross revenue or pretax profit for the fiscal year 1999 is between eighty-five (85%) percent and eighty-nine and 9/10 (89.9%) percent of the FYE 99 projections.

    d)       i.      No contingent payment for fiscal year 1998 will  be made in the event gross revenue or pretax profit for the fiscal year 1998 is less than eighty-five (85%) percent of the FYE 98 projections.

             ii. No contingent payment for fiscal year 1999 will be made in the event gross revenue or pretax profit for the fiscal year 1999 is less than eighty-five (85%) percent of the FYE 99 projections.

      e) i. An additional cash payment of $250,000.00 will be due and payable on March 15, 1999 for fiscal year 1998, in the event that gross revenue and pretax profits for fiscal year 1998 exceeds the FYE 98 projections by ten (10%) percent or more.

                ii. An additional cash payment of $250,000.00 will be due on March 15, 2000 for fiscal year 1999, in the event gross revenue and pretax profits for fiscal year 1999 exceeds the FYE 99 projections by ten (10%) percent or more.

         C) Purchaser may, at Purchaser's sole option substitute an equivalent amount of Manchester registered stock for the contingent cash payments due on March 15, 1999 and March 15, 2000, provided that the price of Manchester stock is at least Five and 00/100 ($5.00) Dollars, per share on the date the contingent payment is due. Any stock substituted for the contingent cash payments will be restricted in the respect that it will not be able to be redeemed until six (6) months after the date of issue. The date of issue of any stock substituted for a contingent cash payment will be the date on which the pertinent contingent cash payment was due.

         D) The Company shall cause a statement showing a detailed calculation of Gross Revenue and Pre-Tax Profit to be delivered to Sellers not later than
(i) March 15, 1999, in case of fiscal year 1998, (ii) March 15, 2000, in case of fiscal year 1999, and (iii) March 15, 2001, in case of fiscal year 2000 (the "Performance Statement"). Concurrent with the delivery of the Performance Statement, the Treasurer shall certify to Seller that the Performance Statement was calculated in accordance with the provisions of the within Agreement.

                  Seller shall have reasonable access to all personnel of the Company and shall have the right to review all books, accounting records and other materials of the Company relevant to the preparation of the 1998, 1999 and 2000 Performance Statements. In addition, the Company shall use reasonable efforts to cause Seller to have reasonable access to all materials and personnel of the Company involved in the preparation of such Performance Statements and to be permitted to review the Treasurer's work papers regarding same.

                  In the event the Seller disagrees in any respect with the 1998 or 1999 Performance Statement, the Seller shall deliver to the Company, within fifteen (15) days after the delivery by the Treasurer of such Performance Statement to the Seller, a written notice specifying the matters to which it objects. The Company and the Seller thereafter endeavor in good faith to resolve any disagreement or dispute concerning the Performance Statement. In the event the parties are able to resolve any such disagreement or dispute, they shall promptly execute a document which sets forth the resolution of the disagreement or dispute.

                  In the event the Company and the Sellers are unable to resolve a disagreement or dispute concerning a Performance Statement within ten (10) business days, the disagreement or dispute shall be submitted to a nationally recognized firm of independent accountants (who shall not be the Purchaser's duly appointed Auditors to be chosen by the Company and the Sellers; provided, that if the parties are unable to agree on such accountants within fourteen (14) days of the end of the ten (10) business day period, then the parties will, within seven (7) days of the end of the fourteen (14) day period, jointly request that the President of the American Arbitration Association select an accountant with a nationally recognized accounting firm who shall not be the Purchaser's duly appointed Auditors. Upon delivery of a written statement setting forth the accountant's determination regarding the disagreement or dispute, and the effect of such conclusion on the Performance Statement, such determination shall be final and binding upon the Company and the Seller without any further right of appeal.

                  The accountant selected to resolve a disagreement or dispute concerning a Performance Statement shall have reasonable access to all personnel of the Company and shall have the right to review all books, accounting records and other materials pertaining to the relevant Performance Statement that the accountant shall request.

                  Fees and expenses of the accountant selected to resolve any disagreement or dispute concerning a Performance Statement (a) shall be paid by the Seller if, notwithstanding any modifications made to the Performance Statement by the accountant, the Seller is not entitled to receive any greater amount than he would have received if such disagreement or dispute had not been submitted to the accountant, and (b) shall be paid by the Company, if as a result of modifications made to the Performance Statement by the accountant, the Seller is entitled to a greater amount than he would have received if the disagreement or dispute had not been submitted to the accountant.

                  All sums due the Seller, after the resolution of any disagreement or dispute concerning a Performance Statement, shall be paid to the Seller within five (5) days of the date following which the Performance Statement is deemed final and shall bear interest from and after the original date due, as provided elsewhere in the within Agreement, until the date paid in full at a rate which is equal to the prime rate announced by The Bank of New York. THIRD: Closing - The Closing shall take place at the offices of Kressel, Rothlein & Roth, Esqs., 684 Broadway, Massapequa, New York 11758, Attorneys for the Purchaser, on or about January 2, 1998 with an effective date of January 1, 1998.

A) At the Closing, the Seller shall deliver to the Purchaser:

 1. Certificate -

     A certificate or certification dated the Closing date, signed by the Secretary of the Company setting forth:

     (a) The authorized, outstanding and unissued capital stock of the Company;

     (b) The names and addresses of the holders (of record and beneficially) of such authorized and outstanding stock, and the number of shares owned by each;

     (c) The names and  addresses of all  directors and officers of the Company;
and

     (d) The names of the officers authorized to execute and deliver the documents and related instruments deliverable hereunder.

2. Stock Certificates-

     Certificates for the Seller's stock, duly endorsed and with all necessary documentary transfer tax stamps affixed and canceled. The Company shall thereupon issue new certificates representing shares to be delivered to Purchaser.

3. Corporate Records-

     The complete and correct corporate minute books, Certificate of Incorporation, By-Laws, stock certificates and stock transfer records of the Company, and a current Certificate of Good Standing issued by the State of Incorporation, with an accompanying certification from the secretary of the Company attesting to said records being correct.

4. Resignations-

     The written resignations of the Sellers as officers of the Company, effective upon consummation of the Closing.

5. Contracts-

     Originals of any and all written Contracts entered into by the Company, which are presently in effect. For purposes of this provision the term "Contracts" shall include any and all agreements between the company and any other person or entity involving a consideration paid or to be paid by either such party in excess of $10,000.00 in value.

6. Creditors-

     A Schedule of all accounts payable by the Company as of the date of Closing which have accrued or been amended subsequent to the within agreement.

7. Indemnifications-

     At Closing Seller will deliver indemnifications in the form set forth annexed hereto.

8. Schedule of Assets and Liabilities-

     A Schedule of any and all assets and liabilities as of the date of Closing.

9. General Releases-

     a) The Selling shareholders shall deliver releases to the Company in the form annexed.

     b) The Release from the Broker in the form annexed.

10. A lease from BC and HC Properties, LLC to the Company in the form annexed.

         B)       At the Closing the Purchaser  shall deliver the following:
                  1) An Indemnity Agreement in the form annexed.

                  2) Copy of a letter of direction to the Purchaser's transfer agent as to grant of restricted shares as required under the Employment Agreements referred to in Paragraph "FOURTH".

                  3) Certificate of Resolution of the Board of Directors authorizing the within transaction.

                  4) An "Incentive Stock Option Agreement" as required under the "Employment Agreement" referred to in Paragraph "FOURTH".

         C) On or before January 5, 1998:
                  1) Appropriate wire transfers totaling Three Million Sixty-one Thousand Five Hundred Sixty-three and 70/100 ($3,061,563.70) Dollars as per Paragraph "SECOND" A) 1).

 FOURTH:                  EMPLOYMENT  AGREEMENT-             Each of the selling
Shareholders and Coastal, simultaneously with the Closing, shall enter into an Employment Agreement in the forms annexed hereto.

 FIFTH:                   BOOKS AND RECORDS-       All of the books and records,
including but not limited to journals and work sheets, tax returns, bank statements, accountant's records, daily diaries, contracts and other materials used for the operation of the Company shall remain intact at the Company, and shall not be removed from the Company offices without the permission of the Purchaser, except to the extent that same were delivered at Closing.

 SIXTH:     SELLERS  AGREEMENT TO PAY BROKER -       Each of the Parties  hereto
represents and warrants that it has not employed any broker or finder in connection with this Agreement, or the transaction contemplated hereby, other than D.B. Riley & Associates, Inc. and agrees to indemnify the other Party and hold it harmless from any and all liabilities (including, but not limited to, reasonable Attorneys fees and disbursements and Court costs paid or incurred in connection with any such liabilities) for brokerage commissions or finder's fees in connection with this Agreement asserted by any other party based upon arrangements or agreements made or claimed to have been made by or in behalf of such indemnifying party.

 SEVENTH: A. Pre-Closing Obligations-
            Parties hereby acknowledge and agree that the following has occurred prior to or contemporaneous with the Closing:

     1.1 Seller, Shareholder and Company has afforded to the Attorneys and other authorized representatives, free and full access during regular business hours, to the books, records, personnel and properties of the Company.

     1.2 Purchaser has had the right to make copies of the general ledger, general journal, cash receipts and disbursements books, purchase book, accounts receivable and accounts payable records, payroll records, canceled checks, bank statements and copies of all city, state and federal tax returns filed by the Company.

     1.3 The Company's business was conducted only in the ordinary course.

     1.4 The Company has maintained in force its insurance policies currently in effect as of the date hereof, except to the extent that they may be replaced with equivalent policies at lower rates approved by the Seller. If in the Purchaser's opinion, additional coverage is reasonably necessary to keep adequately insured all properties of the Company, Seller shall cause the Company, at the written request of the Purchaser, and at the Company's expense, to obtain such additional insurance from financially sound and reputable insurers for a period ending no sooner than the close of business on the Closing date.

     1.5 Without the prior written consent of the Purchaser, no change has been made in the Certificate of Incorporation or By-Laws of the Company.

     1.6 No Change has been made in the Company's authorized, issued and outstanding capital stock, and no options, warrants, rights or calls have been granted with respect to any shares of such capital stock.

     1.7 No dividend or other distribution or payment has been declared or made in respect of any shares of the Company's stock.

     1.8 No contract, commitment, or other business transaction has been entered into or terminated by the Company without Purchaser's prior written approval, except such as are in the ordinary course of business.

     1.9 Except as expressly provided herein, the Company has not (i) mortgaged, pledged or subjected to lien or any other encumbrance any of its assets, tangible or intangible; (ii) sold or transferred any fixed assets; (iii) canceled any debts or claims except in each case in the ordinary course of business, or (iv) sold, assigned or transferred any patents, trademarks, trade names, copyrights, licenses or other intangible assets.

     1.10 The Company has not increased compensation to be paid or become payable to any officer, director, employee or agent (except regular or periodic increases), nor enter into any purchase or sales Contract except in the regular course of business, or made any material change in sales, marketing, pricing or distribution policies.

     1.11 The Company has maintained its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          B) Post-Closing Covenants-

          The Parties agree as follows with respect to the period following the
Closing:

          (a) General: In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore pursuant to the Indemnity Agreement annexed hereto.

     (b) Litigation Support: In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or between any other agreement collateral hereto, (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the business of the Company as conducted prior to the Closing Date, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under an indemnity agreement annexed hereto.

 EIGHTH:     Representations and Warranties-         Sellers and Company hereby
covenant, represent and warrant to the Purchaser that the statements contained in this Paragraph "EIGHTH" are true and correct , both as of the date hereof and as of the Closing date,( as though made then and as though the Closing Date were substituted for the date of this Agreement) as follows:

                  1.       Corporate Matters

          (a) Valid Corporate Existence- The Company is a Corporation duly organized and validly existing and in good standing under the laws of the State of Maryland.

          (b) Authority- The Company has all requisite corporate power and authority to own its assets and properties, and to carry on its business as now conducted. Sellers have the power and authority to enter into this Agreement, and to carry out the transactions contemplated hereby, including, without limitation, the authority to transfer the Company's stock as herein provided.

     (c) Capitalization; Stockholders of the Company- The Company has the number of shares of authorized, issued and outstanding shares of capital stock as set forth below:

                                      1500        authorized,
                                      1000        issued.

         Sellers are the owners beneficially and of record of one hundred (100%) percent of all issued and outstanding capital stock of the Company. There are no outstanding options, Contracts, calls, demands, commitments, stock restriction agreements or encumbrances of any character relating to its capital stock in said Company, and no securities of the Company outstanding which by their terms are convertible into capital stock. With the exception of a suit against the Company by "Offit & Kurman, PA" (Case Number 03-C-97-010683), that there are no actions, litigations, judgments or executions now in force or pending against the Sellers or the Company, nor have any petitions in bankruptcy or arrangements been filed by or against the Sellers or the Company. That the sale of said stock does not render the Seller insolvent. That the schedules of assets and liabilities are true and complete representations of the liabilities and assets of the Company.

     (d) Subsidiaries- The Company does not own any capital stock or any other interest in any other business entity, whether incorporated or unincorporated.

     (e) Enforceability- This Agreement constitutes a binding and enforceable agreement of both parties.

     (f) Actions, Claims, etc.- With the exception of a suit against the Company by "Offit & Kurman, PA" (Case Number 03-C-97-010683), there are no claims, suits, proceedings or investigations, governmental or private, pending or, so far as is known to Seller, threatened, nor any order, injunction or decree outstanding, against or relating to the Company or its property, assets or business. Seller does not know or have any reasonable grounds to know of any basis for any such claims, actions, suits, proceedings, investigations or orders, injunctions or decrees; and Seller is not knowingly in violation of any applicable law, regulation or ordinance and is not knowingly or otherwise in violation of any order, injunction or decree, or any other requirement of any governmental body or Court, relating to its property or business.

     (g) Collective Bargaining- Except as set forth in and by the Schedule of Employment Agreements annexed, the Company has no employment, union or collective bargaining agreements.

     (h) Miscellaneous- The Company has not (i) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options, warrants or other rights calling for the issue thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability (absolute or contingent) except obligations and liabilities (other than tort liabilities) incurred in the ordinary course of business; (iii) paid any obligation or liability (absolute or contingent) other than current liabilities incurred in the ordinary course of business; (iv) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to its stockholders, or purchased, or agreed to purchase, any of the Company common stock; (v) except in the ordinary course of business and as contemplated by this Agreement, sold or transferred, or agreed to sell or transfer, any of its assets, property or rights or canceled, or agreed to cancel, any debts or claims; (vi) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of the assets, property or rights of the Company or requiring the consent of any party to the transfer and assignment of any such assets, property or rights; (vii) suffered any losses or waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company taken as a whole; (viii) except in the ordinary course of business, made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering the business of the Company taken as a whole; (ix) except in accordance with its normal and usual practice and except for the obligation to Helene Hines designated as and for a "consulting fee" in and by a certain Settlement Agreement made May 14, 1997 between one Helene Hines and the Sellers and the Company, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer of employee; and (x) except in accordance with its normal and usual practice, increased the salary of any officer or employee.

     (i) Title to Assets- Except to the extent inventory may be subject to security interests of Deutsche Financial Corp. and/or Apple Computer, Inc., and except to the extent that a security interest is noted upon any Certificate of Title to a vehicle owned by the Company, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the most recent financial statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the most recent balance sheet. Without limiting the generality of the foregoing, the Company has good and marketable title to all of the Assets, free and clear of any Security Interest or restriction on transfer.

     (j) Financial Statements- Attached hereto as Exhibit "A" are the unaudited balance sheets and statements of income and cash flow as of and for the period from

 January 1, 1997 to November 30, 1997 , collectively, the "1997 Financial Statements". The 1997 Financial Statements (including the Notes thereto, if any) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); PROVIDED, HOWEVER, that the 1997 Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

     (k) Events Subsequent to November 30, 1997 Financial Statements- Since the November 30, 1997 Financial Statements, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

               (i) The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) The Company has not entered  into any  agreement,  contract, lease, or license (or series of related agreements, contracts, leases, and licenses) or other than in the Ordinary Course of Business;

             (iii) No party has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000.00 to which the Company is a party or is bound;

               (iv) Other than  increases in credit  extensions  under  existing agreements with Apple Computer, Inc. and Deutsche Financial Services Corp. which the Company may have incurred in the usual course of business, the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

               (v) The Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $2,500.00, or other than in the Ordinary Course of Business;

               (vi) The  Company  has not issued any note,  bond,  or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000.00 singly or $50,000.00, in the aggregate;

              (vii) Except as otherwise agreed to by the Purchaser,  the Company has not delayed or postponed the payment of accounts payable and other Liabilities other than in the Ordinary Course of Business;

             (viii) The  Company has not  canceled,  compromised,  waived,  or released any right or claim (or series of related rights, and claims) other than in the Ordinary Course of Business;

               (ix) The Company has not  granted any license or  sub-license  of any  rights  under  or  with  respect  to  any  Intellectual
                    Property;

               (x) Except for the stock held by the Sellers, the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xi) The  Company  has not  declared,  set  aside,  or  paid  any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xii)The  Company  has  not  experienced  any  material   damage,
                    destruction, or loss (whether or not covered by insurance) to its property;

             (xiii) The Company has not made any loan to, or entered  into any other transaction with, any of the directors, officers, and employees of the Company other than in the Ordinary Course of Business;

               (xiv)The Company has not entered into any employment  contract or collective bargaining agreement, written or oral, or modified the terms of any existing employment contract or collective bargaining agreement;

               (xv) The  Company  has  not  granted  any  increase  in the  base compensation of any of its directors, officers, and other than in the Ordinary Course of Business;

              (xvi) The  Company  has  not  adopted,   amended,   modified,   or
                    terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers, and employees of the Company or taken any such action with respect to the existing Employee Benefit Plan;

               (xvii) The  Company has not made any other  change in  employment terms for any of its directors, officers, and employees other than in the Ordinary Course of Business; (xviii) The Company has not made or pledged to make any charitable or other capital contribution other than in the Ordinary Course of Business;

              (xix The Company has not paid any amount to any third party with respect to any Liability or obligation other than in the Ordinary Course of Business;

     (xx) There has not been any other material occurrence, event, incident, action, failure to act, or transaction other than in the Ordinary Course of Business involving the Company.

     (l) Undisclosed Liabilities- The Company does not have any Liability (and, to its and/or the Sellers' knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for
(i) Liabilities set forth on the face of the November 30, 1997 Financial Statements (rather than in any notes thereto) (ii) Liabilities which have arisen after the November 30, 1997 Financial Statement in the Ordinary Course of Business (to the best of Seller's knowledge, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law); and
(iii) that certain liability to Helene Hines designated as a consulting fee in and by a Settlement Agreement between Helene Hines, the Company and the Sellers dated May 14, 1997, which obligation currently does not exceed $216,666.70.

     (m) Legal Compliance- To its knowledge the Company has materially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or, to its and/or the Sellers' knowledge, commenced against any of them alleging any failure so to comply except where failure to comply would not have any material adverse effect upon the Company or its business.


     (n) Tax Matters-

     (i) The Company has filed all Tax Returns that it was required to file prior to the Closing Date. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests affecting any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax;

     (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

     (iii) Neither the Company nor any director nor officer (or employee responsible for Tax matters) expects any authority to assess any additional Taxes with respect to the Company for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any directors and officers (and employees responsible for Tax matters) of the Company;

     (iv) The Company has not waived any statute of limitations in as to liabilities or Taxes of any nature or agreed to any extension of time with respect to any liabilities or Tax assessments or deficiencies;

     (v) The Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code

Sec. 987 (c)(1)(A)(ii). The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has any Liability for the Taxes of any Person under any provision of federal, state, local, or foreign law), as a transferee or successor by contract, or otherwise.

     (o) Real Property- The Company does not own any real property. The Sellers are presently the sole members of BC and HC Properties, LLC. That BC and HC Properties, LLC is the owner in fee of the premises to be demised to the Company pursuant to the lease annexed. That upon execution of the Lease by BC and HC Properties, LLC as Landlord and the Company as Tenant, such Lease will establish a valid leasehold interest as represented and described therein.

     (p) Intellectual Property-

               (i) The Company owns or has the right to use pursuant to license, sub-licenses, agreement, or permission all Intellectual Property necessary for the operation of its businesses as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company subsequent to the Closing hereunder;

               (ii) To the best of the Seller's knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Company nor its directors and officers (any employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party), to the knowledge of the Sellers and the knowledge of the Company and its directors and officers (any employees with responsibility for Intellectual Property matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

     (q) Tangible Assets- The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. To the Seller's knowledge, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     (r) Inventory- The inventory of the Company consists of manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured, and none of which is slow-moving, obsolete, damaged, or defective.

     (s) Contracts- The Schedule of Contracts as annexed hereto, lists all contracts and other agreements to which the Company is a party, including but not limited to:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw material, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

          (iii) any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

     (v) any agreement concerning confidentiality or non-competition;

     (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former directors, officers, and employees;

     (vii) any collective bargaining agreement;

    (viii) any agreement for the employment of any individual on a full- time, part-time, consulting, or other basis;

     (ix) any agreement under which it has advanced or loaned any amount to any of the directors, officers, and employees other than in the Ordinary Course of Business;

     (x) any agreement under which the consequences of a default or termination could have an effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

     (xi) any other agreement.

         The Company has delivered to Manchester a correct and complete copy of each written agreement listed in Schedule of Contracts (as amended to date). With respect to each such agreement; (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby subject to the right of any third party to consent to such assignment; (C) to its knowledge, no party is in breach or default; and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to its knowledge, no party has repudiated any provision of the Agreement.

     (t) Notes and Accounts Receivable-        All notes and accounts receivable
of the Company are reflected properly on the Company's books and records, are valid receivables subject to no set offs or counterclaims, are current or collectible, and will be collected in accordance with their terms at their recorded amounts, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     (u) Powers of Attorney-         There are no outstanding Powers of Attorney
executed on behalf of the Company.

     (v) Insurance-            The Schedule of Insurance Agreements annexed sets
forth each insurance policy (including policies providing life (key man policies on Sellers lives), property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is currently a party, a named insured, or otherwise the beneficiary of coverage:

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof.

     (w) Product Warranty- Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company to the best of Seller's knowledge, has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

     (x) Product Liability-       To the best of Seller's knowledge, the Company
has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use by it.

     (y) Employees- To the best of the Seller's Knowledge no executive, key employee, or group of employees of the Company has any plans to terminate employment. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes.

     (z) Employee Benefits-

          (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

          (ii) To the best of Seller's knowledge, each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a).

          (iii) The Company has delivered to the Purchaser correct and complete copies of the plan documents and summary plan descriptions.

     (iv) The Company does not currently maintain, has never maintained, and has no liability with respect to any Multi-employer Plan.

     (v) The Schedule of Employee Benefit Plans annexed hereto sets forth all fringe benefits such as pension, profit sharing, medical, health or life insurance plans provided by the Company to its employees. The Company has delivered a copy of all such plans to Manchester prior to Closing.

     (aa) Guaranties- The Company is not a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other person.

     (bb) Environment, Health, and Safety- To the Seller's knowledge, the Company has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, Schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (cc) Disclosure- The representations and warranties contained in this Paragraph "EIGHTH", do not contain any untrue statement of a material fact or omit to state any material fact.

NINTH:            REPRESENTATIONS AND WARRANTIES OF MANCHESTER-

     1. Manchester represents and warrants to The Company and the Sellers that the statements contained in Paragraph "NINTH", are correct and complete as of the date of this

Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Paragraph "NINTH").

     (a) Organization of Manchester: Manchester is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of the State of New York.

     (b) Authorization of Transaction: Manchester has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and all collateral Agreements and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Manchester, enforceable in accordance with its terms and conditions.

     (c) Non-contravention: Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Manchester is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Manchester is a party or by which it is bound or to which any of its respective assets is subject. Manchester needs not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

TENTH:            CONDITIONS TO OBLIGATIONS TO CLOSE-

                  A. Conditions to Obligation of Manchester- The obligation of Purchaser to consummate the transactions to be performed by each of them in connection with the Closing is subject to satisfaction of the following conditions:

     (i) The representations and warranties of the Sellers and the Company set forth in Paragraph "EIGHTH" above, shall be true and correct in all material respects at and as of the Closing Date;

     (ii) The Company and the Sellers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iii) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Purchaser to operate the businesses of the Company conducted prior to the Closing, or (D) affect adversely its right to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (iv) Manchester shall have received from counsel to the Company and the shareholders an opinion in form and substance as annexed hereto, addressed to Manchester and dated as of the Closing Date; and

                  B. Conditions to Obligation of the Shareholders- The obligation of the Shareholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (i) The representations and warranties set forth in Paragraph "NINTH" above, shall be true and correct in all material respects at and as of the Closing Date;

     (ii) Each of Manchester and the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iii) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation or any of the transactions contemplated by the Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment order, decree, ruling, or charge shall be in effect);

     (iv) The Shareholders shall have received from counsel to Manchester an opinion in form and substance as annexed hereto;

     (v) All actions to be taken by Manchester in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Shareholders.

ELEVENTH:                  TERMINATION-              Intentionally Deleted

TWELFTH:                   MISCELLANEOUS PROVISIONS-

     (a) Scope of Agreement - The Parties do not intend to confer any benefit hereunder on any person, firm or corporation, other than the Sellers and the Purchasers. Without limiting the generality of the foregoing, each of the parties may, by written notice to the other and without consent of any other person, firm or corporation (i) extend the time for performance of any of the obligations or other acts of the other Party; (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement; (iii) waive compliance with any of the covenants of the other party contained in this Agreement; or (iv) waive performance of any of the obligations under this Agreement by the other party.

     (b) Binding Agreement - This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

   (c) Exhibits - All Exhibits, Schedules and Appendices annexed hereto and the documents and instruments delivered simultaneously herewith and at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such writings, shall be deemed to refer to and include all such writings.

     (d) Entire Agreement, etc. - This Agreement constitutes the entire understanding between the parties pertaining to the subject matter hereof. No interpretation, change, termination or waiver of any of the provisions hereof shall be binding upon either party unless in writing. No waiver by either party of any provision of or default under this Agreement shall affect the right of such party thereafter to enforce said provision or any other provision hereof, or to exercise any right or remedy in the event of any other default, whether or not similar. The invalidity of any provision hereof shall not affect the validity of any other such provision.

     (e) Further Instruments - On and after the Closing date, upon the request of either party, the other party shall do all such further acts, and shall execute, acknowledge and deliver all such further instruments and documents, as may reasonably be necessary, desirable or appropriate to carry out the transactions contemplated by this Agreement, all of such documents to be reasonably satisfactory to such other Party's Counsel in form and content.

     (f) Survival of Representations, etc. - Except as may otherwise be agreed to, the parties agree that all of the representations, warranties, covenants, agreements and undertakings contained in this Agreement shall survive Closing.

     (g) Applicable Law - This Agreement and all the agreements annexed hereto as exhibits shall be governed by and construed in accordance with the laws of the State of New York.

     (h) Venue - The venue of any action commenced by any party to this agreement or any agreement annexed hereto as an exhibit shall be in the Supreme Court of the State of New York a court with subject matter jurisdiction in the County of Suffolk, State of New York. For purposes hereof, this agreement and all agreements annexed hereto shall be deemed to have been entered into within the County of Suffolk, State of New York.

     (i) Paragraph Headings - Paragraph headings have been inserted herein for convenience only, and do not form a part of the Agreement.

     (j) Counterparts - This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

     (k) Notices - Any payment, notices, request, instructions, consent or other documents to be given hereunder shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid as follows:

                               If to the Purchaser, addressed to:
                               Manchester Equipment Co., Inc.
                               160 Oser Avenue
                               Hauppauge, New York 11788
                                with a copy thereof addressed to:

                                David I. Roth, Esq.
                                Kressel, Rothlein & Roth, Esqs.
                                684 Broadway
                                Massapequa, New York 11758

                               If to the Sellers, addressed to:

                                Bruce and Harold Clasing
                                3832 Falls Road
                                Baltimore, Maryland 21211

                                with a copy thereof addressed to:

                                Frank Kollman, Esq.
                                Kollman and Sheehan, P.A.
                                Sun Life Building
                                20 South Charles Street
                                Baltimore, Maryland 21201-3223
                                Att:  Clifford B. Geiger

         Either party may change the persons and addresses to which any payment, notice, request, instruction, consent or other document is to be sent to it by giving written notice of any such change to the other party in the manner provided for herein for giving notice. Any payment, notice, request, instruction, consent or other document mailed hereunder shall be deemed to have been received when mailed.

     (l) Prior Agreements - The parties agree that all prior agreements between the parties, whether oral or written, are herewith made null and void and of no effect, legal or equitable.

     (m) Press Releases and Public Announcements - No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by
applicable   law  or  any   listing  or   trading   agreement   concerning   its
publicly-traded securities (in which case the disclosing Party will use reasonable best efforts to advise the other party prior to making the disclosure).

     (n) Amendments and Waivers - No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser, the Sellers and the Company: No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (o) Severability - Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term of provision in any other situation or in any other jurisdiction.

     (p) Expenses - Each Party will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (q) Construction - The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the

Schedules annexed to this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

     (r) Specific Performance - Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any Court of the United States or any State hereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Paragraph "TWELFTH" (s) below), in addition to any other remedy to which it may be entitled, at law or in equity.

     (s) Submission to Jurisdiction - Each of the Parties submits to the jurisdiction of the Supreme Court of the State of New York situated within the County of Suffolk in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such Court provided that service of process is effected in accordance with the rules of such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other Court provided, however, that any dispute related to the determination of gross revenues and/or pretax profits be determined in accordance with the provisions of Paragraph "SECOND" C) herein. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final Judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the Judgment or in any other manner provided by law or in equity.

                  IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement by its authorized officers and the Sellers have caused their individual signatures to be affixed hereto on the day and year first above written. In the Presence Of:


                                                Bruce C. Clasing


                                                 Harold B. Clasing

                                               Manchester Equipment Co., Inc.

                                               By:
                                                    Barry R. Steinberg, CEO


                                                Coastal Office Products, Inc.

                                                By:











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